UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 22, 2024
Date of Report (date of earliest event reported)
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Altus Power, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001 per share	AMPS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders.
On May 22, 2024, Altus Power, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) in Stamford, CT. At the Annual Meeting, 150,293,076 shares of the Company’s Class A common stock were represented in person or by proxy. This represented approximately 94.215% of the 159,521,785 shares of Class A common stock outstanding as of the close of business on March 28, 2024, the record date for the Annual Meeting. At the Annual Meeting, the stockholders of the Company voted on the following two proposals, each of which is described in detail in the Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2024, as updated by the Proxy Statement Supplements filed with the SEC on April 29, 2024 and May 13, 2024, respectively.

1.Election of Director: The Company’s stockholders elected the following director to each serve until the 2027 Annual Meeting or until a successor is duly elected and qualified. The voting results were as follows:

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Gregg Felton	102,070,893	8,436,404	39,785,779

2.Ratification of Appointment of Independent Auditor: The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The voting results were as follows:

	Votes For	Votes Against	Abstain
Grant Thornton LLP	150,189,075	86,267	17,734

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 22nd day of May, 2024.

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Chief Executive Officer and Director